Exhibit 10.40

SETTLEMENT AGREEMENT

AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (the “Agreement”), entered into as of the 5th day of February, 2009 (“Effective Date”), by and between Basin Water, Inc., a Delaware corporation (“Basin Water”), BionBasin, Inc., a Delaware corporation (“BION”), Opus Trust, Inc., a Nevis corporation (“Opus Trust”), and Martin A. Benowitz, individually and as Trustee of the Martin A. Benowitz Qualified Profit Sharing Plan (the “Plan”) (Martin A. Benowitz individually and in his role as trustee of the Plan sometimes hereinafter are referred to collectively as “Benowitz”), is made with respect to the following facts:

R E C I T A L S

A. Opus Trust and Benowitz sometimes hereinafter are referred to collectively as the “Settling Claimants.” Basin Water, BION, Opus Trust and Benowitz sometimes hereinafter are referred to individually as a “Party” and collectively as the “Parties.”

B. BION and Opus Trust previously entered into that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of March 30, 2006. Pursuant to the Purchase Agreement, among other things: (i) Opus Trust agreed to purchase, and BION agreed to sell, two (2) standard ion exchange units, commonly identified as Salinas Unit #15 (“Unit 15”) and Salinas Unit #108 (“Unit 108,” and together with Unit 15, collectively the “Units”); (ii) Opus Trust agreed to pay One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Purchase Price”) in exchange for the Units; and (iii) BION agreed to issue Opus Trust five hundred thousand (500,000) shares (the “BION Stock”) of its common stock, to be held as collateral for the payment of the Purchase Price. The Purchase Agreement superseded that certain letter agreement (the “Letter Agreement”), dated as of December 28, 2005, between Opus Trust and Basin Water.

C. On or about June 28, 2008, an uninsured motorist allegedly fell asleep while driving, and as a result, his van struck and damaged Salinas Unit # 108. Thereafter, Basin Water determined that the damage to Unit 108 was so extensive that it needed to be replaced.

D. Basin Water and BION have asserted that Section 16.2 of the Purchase Agreement requires Opus Trust to insure the Units. Opus Trust failed to insure the Units, and to offset damages incurred in replacing Unit 108, Basin Water has withheld certain amounts payable with respect to Unit 15.

E. Opus Trust disputes that it was or is required to insure the Units. It also has alleged certain securities and other claims against Basin Water or BION arising out of or related to Benowitz’s acquisition of Basin Water common stock, Benowitz’s sale of Basin Water common stock, Opus Trust’s purchase of the Units, Opus Trust’s acquisition of the BION Stock, Basin Water’s sale to Benowitz and Opus Trust of nitrate water treatment units instead of BION water treatment units, and Basin Water’s withholding of amounts payable with respect to the Units.

F. The disputes described in Recitals C and D above, and any other disputes and/or disagreements between Benowitz and Opus Trust, on the one hand, and Basin Water and BION, on the other hand, sometimes hereinafter are referred to collectively as the “Dispute.”

G. On the terms and conditions set forth below, the Parties now desire to fully and finally settle and compromise their Dispute.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

OPERATIVE PROVISIONS

1. Settlement Terms. Subject to the terms and conditions of this Agreement, and in full settlement of this Dispute: (a) Basin Water agrees to pay Settling Claimants One Hundred Twenty-Five Thousand Dollars ($125,000) (the “Settlement Payment”) and, at the request of Opus Trust, transfer to Opus Trust 150,000 shares (the “EWC Shares”) of common stock in Empire Water Corporation (“EWC”) owned by Basin Water Resources, Inc. (“BWR”), a wholly-owned subsidiary of Basin Water; and (b) Settling Claimants agree to transfer all right, title and interest in and to the Units and in and to the BION Stock to Basin Water. The Settling Claimants shall be responsible to apportion and distribute the Settlement Payment and the EWC Shares among themselves as they deem appropriate, and the Settling Claimants, on a joint and several basis, shall save, indemnify, hold harmless and defend (with counsel acceptable to the Basin Releasing Parties (as defined in Section 5 below) the Basin Released Parties with respect to any claim or controversy that may arise with respect to the apportionment and distribution of the Settlement Payment and the EWC Shares.

2. Exchange of Settlement Consideration. The exchange (the “Exchange”) of settlement consideration contemplated by this Agreement shall take place at 11:00 a.m., local time, at the offices of Buchanan Ingersoll & Rooney, 707 Broadway, Suite 800, San Diego, CA 92101, on February 5, 2009, or at such other date, time or place as the parties may agree (the “Settlement Date”).

2.1 Deliveries by Basin Water and BION to Opus Trust. At the Exchange, Basin Water shall deliver or cause to be delivered to Opus Trust: (a) duplicate originals of this Agreement, duly executed by Basin Water and BION; (b) the Settlement Payment; and (c) a duly executed assignment separate from certificate, substantially in the form of Exhibit “A” attached hereto, transferring the EWC Shares to Opus Trust and Benowitz. Basin Water shall pay the Settlement Payment, at its election, by wire transfer via “Fed Wire” of immediately available funds, or by cashiers check drawn on a mutually agreeable bank.

2.2 Deliveries by Opus Trust. At the Exchange, Opus Trust shall deliver or cause to be delivered to Basin Water and BION: (a) duplicate originals of this Agreement, duly executed by Opus Trust and Benowitz; (b) a duly executed assignment separate from certificate, substantially in the form of Exhibit “B” attached hereto, transferring all of Opus Trust’s shares of BION Stock to Basin Water; and (c) a duly executed transfer of title for the Units, substantially in the form of Exhibit “C” attached hereto.

3. Representations and Warranties Concerning EWC Shares. In contemplation of the transfer of the Securities to Opus Trust and Benowitz (sometimes hereinafter collectively referred to as the “Transferee”), the Transferee hereby represents, agrees and acknowledges as follows:

3.1 Knowledge and Financial Experience. Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing and investing in the EWC Shares.

3.2 No Investment Advice. None of Basin Water, BION, or any of their agents or affiliates has given any investment advice or rendered any opinion to the Transferee as to whether the purchase of an investment in the EWC Shares is prudent or suitable, and Transferee is not relying on any representation or warranty by the Company or any of its agents or affiliates with respect to EWC.

3.3 Opportunity for Questions of Basin Water, BION. Transferee acknowledges that Basin Water and BION have offered (a) Transferee the opportunity to ask questions and receive answers from Basin Water or BION or persons acting on behalf of Basin Water or BION or their affiliates (including BWR) with respect to the EWC Shares, (b) to furnish Transferee with all other materials that it considers relevant to an investment in EWC Shares and (c) to give Transferee the opportunity to fully perform its due diligence in connection with an investment in EWC Shares.

3.4 Opportunity for Questions of EWC. Transferee represents that (a) it has had the opportunity to ask questions and receive answers from EWC or persons acting on behalf of EWC with respect to the EWC Shares, (b) EWC has provided Transferee with access to all materials that it considers relevant to an investment in the EWC Shares and (c) EWC has given Transferee the opportunity to fully perform its due diligence in connection with an investment in the EWC Shares.

3.5 Independent Decision. Transferee has access to all information that it believes is necessary, sufficient or appropriate in connection with its investment in the EWC Shares. Transferee has made an independent decision to accept the EWC Shares based on the information concerning the business and financial condition of EWC and other information available to it, which it has determined are adequate for that purpose, and in light of its financial circumstances, and Transferee has not relied on any information (in any form, whether written or oral) furnished by Basin Water or BION or on their behalf in making that decision.

3.6 Release. Transferee hereby expressly releases Basin Water and BION and their affiliates, officers, employees, agents and controlling persons from any and all liabilities arising from, in or in connection with Transferee’s investment in the EWC Shares (including, without limitation, any investment loss that it may suffer), and it hereby agrees to make no claim (and it hereby waives and releases all claims that it may otherwise have) with respect to such investment in the EWC Shares, whether before or after the date of this Agreement, against Basin Water and BION, their respective affiliates (including BWR), officers, directors, shareholders, principals, partners, agents, servants, employees, assigns, representatives, attorneys and controlling persons (including, without limitation, for any investment loss that it may suffer with respect to the EWC Shares). Transferee hereby agrees that the release and waiver contained in this paragraph is unconditional and irrevocable.

3.7 No View for Resale. Transferee is acquiring the EWC Shares for investment for Transferee’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Transferee further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the EWC Shares.

3.8 Accredited Investor. Transferee is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act of 1933, as amended (the “Securities Act”).

3.9 No Registration. Transferee acknowledges that its purchase of the EWC Shares has not been registered under the Securities Act. Transferee acknowledges that the EWC Shares must be held indefinitely unless subsequently registered under the Securities Act, or an exemption from such registration is available. Transferee is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

3.10 No Exemption. Transferee understands that none of Basin Water, BION or any of their agents or affiliates (including BWR) makes any representation as to the availability of any exemption under the Securities Act in connection with Transferee’s purchase of the EWC Shares.

3.11 Legend. Transferee acknowledges that, to the extent applicable, each certificate evidencing the EWC Shares shall be endorsed with the legends substantially in the form set forth below, as well as any additional legend imposed or required by EWC’s bylaws or applicable state securities laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. Release by Opus Trust, Benowitz. Except for the performance of all terms, conditions, duties and obligations set forth in this Agreement, and subject to Section 7.6, Opus Trust and Benowitz, on their behalf and on behalf of their affiliates, assigns, parent corporations, subsidiaries, predecessors, and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, agents, servants, employees, representatives and attorneys (collectively the “Opus Trust Releasing Parties”), hereby forever unconditionally release and discharge Basin Water and BION, and their respective affiliates (including BWR), assigns, parent corporations, subsidiaries, predecessors and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, agents, servants, employees, representatives and attorneys, from any and all rights, liabilities, claims, demands, damages, costs, fees, expenses, losses, judgments, liens, interests, debts, actions and causes of action of every kind whatsoever, including without limitation for breach of contract, negligence, fraud or securities fraud (collectively, the “Claims”) that Opus Trust and Benowitz have, had or may have, arising or accruing on or before the date hereof, regardless of whether asserted before, on or after the date hereof, and regardless of whether known or unknown, in any way arising from or relating to the Dispute, the Purchase Agreement or the Letter Agreement (the “Opus Trust Released Claims”).

5. Release by Basin Water, BION. Except for the performance of all terms, conditions, duties and obligations set forth in this Agreement, and subject to Section 7.6, Basin Water and BION, on their behalf and on behalf of their affiliates (including BWR), assigns, parent corporations, subsidiaries, predecessors, and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, agents, servants, employees, representatives and attorneys (collectively the “Basin Releasing Parties”), hereby forever unconditionally release and discharge Opus Trust and Benowitz and their respective affiliates, assigns, parent corporations, subsidiaries, predecessors and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, agents, servants, employees, representatives and attorneys, from any and all Claims that Basin Water and BION have, had or may have, arising or accruing on or before the date hereof, regardless of whether asserted before, on or after the date hereof, and regardless of whether known or unknown, in any way arising from or relating to the Dispute, the Purchase Agreement or the Letter Agreement (the “Basin Released Claims”).

6. Unknown Claims. Except for the performance of all terms, conditions, duties and obligations set forth in this Agreement, and subject to Section 7.6, Opus Trust and Benowitz, on their behalf and on behalf of the Opus Trust Releasing Parties, and Basin Water and BION, on their behalf and on behalf of the Basin Releasing Parties, understand and hereby agree that this Agreement shall act as a release of any and all Opus Trust Released Claims and Basin Released Claims, respectively, whether known or unknown, arising, accruing or based on facts, events or circumstances in existence on or before the Effective Date, whether known or unknown, suspected to exist or not suspected to exist, that each of the Parties has, had or may ever have against each of the other Parties relating to the Opus Trust Released Claims and the Basin Released Claims.

In this connection, each of Opus Trust and Benowitz, on its behalf and on behalf of the Opus Trust Releasing Parties, and Basin Water and BION, on its behalf and on behalf of the Basin Releasing Parties, acknowledges that, except for the performance of all terms, conditions, duties and obligations set forth in this Agreement, and subject to Section 7.6 hereof, each hereby releases the Opus Trust Released Claims and Basin Released Claims, respectively, whether such currently are known or unknown, foreseen or unforeseen, suspected to exist or not suspected to exist, and each of the Parties acknowledges that each has read, is familiar with, understands and waives the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Furthermore, each of the Parties acknowledges that the foregoing waivers were separately bargained for and are a key element of the consideration for entering into this Agreement.

To the extent that Section 1542 or any similar law or statute may otherwise apply to the release set forth in Section 3.7 hereof, Opus Trust and Benowitz hereby waive and relinquish as to all matters released hereunder all rights and benefits that they have, or may have, under Section 1542, or under the laws of California or any other jurisdiction to the same or similar effect.

7. Additional Release Provisions.

7.1 No Duress. Each of the Parties hereto acknowledges that it has been advised by or has had the opportunity to consult legal counsel in connection with the granting of the releases contained in this Agreement and that this Agreement is entered into freely, without duress, coercion, menace or other undue influence.

7.2 Voluntary Execution. Each of the Parties hereto: (a) voluntarily and knowingly executes this Agreement with the intent, subject to Section 7.6, of extinguishing the Opus Trust Released Claims and Basin Released Claims, whichever applies; (b) has read this Agreement and understands all of its terms; and (c) has executed this Agreement, with full knowledge of its significance.

7.3 No Admission of Liability. This Agreement is a compromise of disputed claims, and the execution of this Agreement shall not be considered or treated at any time or for any purpose as an admission of liability by any of the Parties to this Agreement. No past or present wrongdoing on the part of any of the Parties shall be implied from the negotiation or the consummation of this Agreement.

7.4 Capacity; Non-Assignment. All Parties warrant and represent that they have not sold, assigned, granted, conveyed, or otherwise transferred to any other firm, corporation, person, or other entity, any of the Claims described herein, and that they have the full legal capacity to enter into, execute and perform their respective obligations set forth in this Agreement. The Parties further represent and warrant that, as of the Effective Date, they have no knowledge of any person or entity entitled to claim, or contemplating claiming, legal wrongs and associated relief against one more of the other Parties, the Opus Trust Releasing Parties or the Basin Releasing Parties.

7.5 Scope of Releases. The releases set forth in Sections 4, 5 and 6 of this Agreement shall not apply to breaches of this Agreement by any Party.

7.6 Effectiveness of Releases. The releases set forth in Sections 4, 5 and 6 of this Agreement are intended to and shall become effective upon (a) the execution of this Agreement by all of the Parties hereto, and (b) each Party’s performance of such Party’s obligations under this Agreement.

8. Representations and Warranties of Basin Water. In addition to any representations and warranties made elsewhere in this Agreement, Basin Water hereby makes the following representations and warranties to Opus Trust and Benowitz, as of the Effective Date and as of the Settlement Date:

8.1 Authorization. Basin Water has the right, power and authority to enter into this Agreement and to perform its obligations hereunder. The person executing this Agreement on behalf of Basin Water has full power and authority to enter into this Agreement, and any consent required as a condition thereto has been obtained.

8.2 Enforceability. This Agreement constitutes the valid and legally binding obligation of Basin Water, enforceable against Basin Water in accordance with its terms.

8.3 BION. Basin Water and BION have no present intention of constructing any of the facilities necessary to commercially exploit the technology owned by BION because of current environmental laws, the results of research and development conducted prior to the Effective Date, and competing technologies. Therefore, due to uncertainties surrounding the future commercial viability of the BION technology, Basin Water and BION have not entered into any contracts to sell any interest in the technology or otherwise exploit the ownership of the technology owned by BION.

9. Representations and Warranties of BION. In addition to any representations and warranties made elsewhere in this Agreement, BION hereby makes the following representations and warranties to Opus Trust and Benowitz, as of the Effective Date and as of the Settlement Date:

9.1 Authorization. BION has the right, power and authority to enter into this Agreement and to perform its obligations hereunder. The person executing this Agreement on behalf of BION has full power and authority to enter into this Agreement, and any consent required as a condition thereto has been obtained.

9.2 Enforceability. This Agreement constitutes the valid and legally binding obligation of BION, enforceable against BION in accordance with its terms.

9.3 BION. Basin Water and BION have no present intention of constructing any of the facilities necessary to commercially exploit the technology owned by BION because of current environmental laws, the results of research and development conducted prior to the Effective Date, and competing technologies. Therefore, due to uncertainties surrounding the future commercial viability of the BION technology, Basin Water and BION have not entered into any contracts to sell any interest in the technology or otherwise exploit the ownership of the technology owned by BION.

10. Representations and Warranties of Opus Trust. In addition to any representations and warranties made elsewhere in this Agreement, Opus Trust hereby makes the following representations and warranties to Basin Water and BION, as of the Effective Date and as of the Settlement Date:

10.1 Authorization. Opus Trust has the right, power and authority to enter into this Agreement and to perform its obligations hereunder. The person executing this Agreement on behalf of Opus Trust has full power and authority to enter into this Agreement, and any consent required as a condition thereto has been obtained.

10.2 Enforceability. This Agreement constitutes the valid and legally binding obligation of Opus Trust, enforceable against Opus Trust in accordance with its terms.

10.3 Settling Claimants. Except for Opus Trust and Benowitz, no other person, partnership, corporation, joint venture, limited liability company or other form of organization or association of any kind has any right, title or interest in or to the BION Stock or the Units.

11. Representations and Warranties of Benowitz. In addition to any representations and warranties made elsewhere in this Agreement, Benowitz hereby makes the following representations and warranties to Basin Water and BION, as of the Effective Date and as of the Settlement Date:

11.1 Authorization. Benowitz is of legal age, under no legal disabilities and competent to execute and deliver this Agreement and all other agreements contemplated by this Agreement and to consummate the transactions herein and therein contemplated and to perform his obligations hereunder and thereunder. Benowitz has entered into this Agreement freely, without coercion of any kind and after advice of competent legal counsel.

11.2 Enforceability. This Agreement constitutes the valid and legally binding obligation of Benowitz, enforceable against Benowitz in accordance with its terms.

11.3 Settling Claimants. Except for Opus Trust and Benowitz, no other person, partnership, corporation, joint venture, limited liability company or other form of organization or association of any kind has any right, title or interest in or to the BION Stock or the Units.

12. Miscellaneous Provisions.

12.1 Further Actions. At any time and from time to time after the date hereof, each Party agrees to take such actions and to execute and deliver such documents as each other Party may reasonably request to effectuate the purposes of this Agreement.

12.2 Entire Agreement. This Agreement constitutes the entire understanding among the Parties with respect to the matters set forth herein, and it supersedes all prior or contemporaneous understandings or agreements among the Parties with respect to the subject matter hereof, whether oral or written.

12.3 Notices. Any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any Party in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by facsimile, sent prepaid by registered or certified mail with return receipt requested, or sent by reputable overnight delivery service, such as Federal Express, and shall be deemed given: (a) if personally served, when delivered to the Party to whom such notice is addressed; (b) if given by facsimile, when sent, provided that the confirmation sheet from the sending fax machine confirms that the total number of pages were successfully transmitted; (c) if given by prepaid or certified mail with return receipt requested, on the date of execution of the return receipt; (d) if sent by reputable overnight delivery service, such as Federal Express, when received; or (e) if sent by electronic mail (i.e., email), when received, provided that the email is not returned as undeliverable and a “hard copy” is sent by first class mail, postage prepaid. Such notices shall be addressed to the Party to whom such notice is to be given at the address set forth below, or as such Party shall otherwise direct in a writing to the other Parties delivered or sent in accordance with this Section.

If to Basin Water or BION, to	Basin Water, Inc. 9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA. 91730 Attn: Michael M. Stark, President Fax No.: (909) 481-6801 Email: mikestark@basinwater.com

If to Opus Trust, to:	IFG Trust Services Attention Daniel MacMullin Suite 4, Temple Building Main and Prince William Street Charleston, Nevis, British West Indies (BWI)

With a copy, to:	Martin Benowitz 1905 Diamond Street, Suite B San Marcos, CA. 92078 Fax No.: (760) 591-0012 Email: lordpuffer@sbcglobal.net

If to Benowitz, to:

1905 Diamond Street, Suite B

San Marcos, CA. 92078

Attn: Martin Benowitz, individually and as

Trustee of the Martin A. Benowitz Qualified

Profit Sharing Plan

Fax No.: (760) 591-0012

Email: lordpuffer@sbcglobal.net

12.4 Controlling Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in the application of any other laws.

12.5 Headings. Headings, titles and captions are for convenience only and shall not constitute a portion of this Agreement or be used for the interpretation thereof.

12.6 Cumulative Rights; Waiver. The rights created under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any Party to exercise any right and no delay or omission on the part of any Party in exercising any right shall be construed or deemed to be a waiver thereof or shall operate as a waiver of any such right or any other right under this Agreement, nor shall any single or partial exercise by any Party preclude any other or future exercise thereof or the exercise of any other right. Any waiver of any provision or of any breach of any provision of this Agreement must be in writing, and any waiver by any Party of any breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of any Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of any provision or any breach of any provision of this Agreement or deprive that Party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

12.7 Liberal Construction. This Agreement constitutes a fully-negotiated agreement among commercially sophisticated Parties, each assisted by legal counsel, and the terms of this Agreement shall not be construed or interpreted for or against any Party hereto because that Party or its legal representative drafted or prepared such provision.

12.8 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed to create, any rights enforceable by any person, partnership, corporation, joint venture, limited liability company or other form of organization or association of any kind that is not a party to this Agreement.

12.9 Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except for having an additional signature page executed by the other Party. Each Party agrees that each other Party may rely upon the facsimile signature of a Party on this Agreement as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement as fully as if this Agreement contained the original ink signature of the Party supplying a facsimile signature.

12.10 Number. Where a word or phrase is defined in this Agreement, its other grammatical forms have a corresponding meaning. As used herein, and as the circumstances require, the plural term shall include the singular and the singular shall include the plural.

12.11 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any Party without each other Party’s prior written consent, which shall not be unreasonably withheld, and any assignment of this Agreement or any of the rights, interests, or obligations hereunder shall be of no force or effect until the proposed assignee agrees in writing to be bound by all of the terms and conditions of this Agreement and such signed writing is delivered to the non-assigning Party or Parties. Subject to the foregoing restrictions, and to the transfer restrictions contained elsewhere in this Agreement, the provisions of this Agreement shall be binding upon and inure to the benefit of all affiliates, subsidiaries, assigns, and successors-in-interest of the Parties.

12.12 Dispute Resolution. Any and all disputes, controversies and conflicts among the Parties arising out of, related to or connected with this Agreement (a “Controversy”) shall, so far as is possible, be settled amicably among the Parties. This Section sets forth a formal process for seeking to resolve Controversies amicably. To invoke that formal process, one Party must give the other Parties a written notice of the Controversy alluding to and invoking this Section. That notice shall include a detailed explanation of the nature of the Controversy. Beginning seven (7) days after a Party gives such a notice, the Parties shall use their commercially reasonable efforts to meet and confer to resolve the Controversy.

If a Controversy is not resolved as set forth above, then the Parties shall proceed to non-binding mediation in an effort to resolve their Controversy. Any such mediation shall be conducted in San Diego, California before one (1) mediator, within thirty (30) days after the Parties’ failure to resolve the Controversy by meeting and conferring as aforesaid. The mediator will be chosen by agreement of the Parties. However, if the Parties fail to resolve their Controversy following such non-binding mediation, then the Parties may arbitrate their Controversy in accordance with this Section.

Any Controversy not resolved as set forth above shall be resolved solely by arbitration in accordance with this Section. Any such arbitration shall be conducted in San Diego, California before one (1) arbitrator. The arbitrator will be chosen by agreement of the Parties. However, if the Parties fail to reach agreement within ten (10) days after service of the demand for arbitration, the arbitrator shall be appointed by the presiding judge of the California Superior Court for the City and County of San Diego. Any arbitration shall be conducted in accordance with California Code of Civil Procedure Sections 1280 through 1287.6, as then in effect, subject, however, to the next paragraph of this Section.

In no event shall a demand for arbitration be made after the date that institution of legal proceedings based on the Controversy would be barred by the applicable statute of limitations. The arbitrator must be a former or retired judge or attorney with at least ten (10) years experience in commercial business law. California Code of Civil Procedure Section 1283.05, permitting expanded discovery, shall be applicable to the Dispute. At the arbitration hearing, each Party shall be allowed to present testimony and tangible evidence and to cross-examine each of the other Party’s witnesses. All proceedings involving the Parties shall be reported by a certified shorthand court reporter. Written transcripts of the proceedings will be prepared and made available to the Parties. The arbitrator shall prepare written factual findings and provide them to the Parties, along with the reasons on which the decision of the arbitrator is based. The arbitrator shall not have any power to add to, modify or alter this Agreement or any amendments to this Agreement. The arbitrator shall render his or her final decision within thirty (30) days after the arbitration proceedings are initiated. The prevailing Party shall be awarded reasonable attorneys’ fees and costs (including attorneys’ fees and costs incurred in enforcing any judgment), reasonable expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, unless the arbitrator determines otherwise for good cause. The costs and fees of the arbitrator shall be borne by the non-prevailing Party, unless the arbitrator determines otherwise for good cause. The award or decision of the arbitrator may include equitable relief, and shall be final and non-appealable. Judgment may be entered on the award in accordance with applicable law in any court having jurisdiction over the matter.

12.13 Attorneys’ Fees. All Parties shall bear all of their respective costs and expenses associated with the Dispute, including but not limited to attorneys’ fees and costs incurred. No Party to this Agreement shall be required to make any payment relating to the Dispute other than the Settlement Payment specifically provided for in Section 1 above. If a controversy arises in relation to claimed breach of this Agreement or an enforcement action relating to the Dispute, the prevailing Party shall be entitled to recover its costs of arbitration, including attorneys’ fees and costs, from the non-prevailing Party, in accordance with Section 12.12 above.

12.14 Non-Disparagement. The Parties, on their behalf and on behalf of the Opus Trust Releasing Parties and the Basin Releasing Parties, agree that they shall not make negative reference to the character or the business reputation of the Parties, the Opus Trust Releasing Parties or the Basin Releasing Parties. This obligation excludes communications compelled by law or as may occur internally among employees of the respective Parties or affiliated entities.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“Basin Water”

Basin Water, Inc., a Delaware corporation

By:	/s/ Michael M. Stark
Michael M. Stark, CEO and President

“BION”

BionBasin, Inc., a Delaware corporation

By:	/s/ Michael M. Stark
Michael M. Stark, CEO and President

“Opus Trust”

Opus Trust, Inc., a Nevis corporation

By:	/s/ Daniel MacMullin
Daniel MacMullin, Director

“Plan”

Martin A. Benowitz Qualified Profit Sharing Plan

By:	/s/ Martin A. Benowitz
Martin A. Benowitz, Trustee

/s/ Martin A. Benowitz
Martin A. Benowitz, an individual

EXHIBIT “A”

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby grants, assigns, and transfers unto Opus Trust, Inc., a Nevis corporation, one hundred fifty thousand (150,000) Shares of the Common Stock of Empire Water Corporation (“EWC”), standing in the name of Basin Water Resources, Inc., a Delaware corporation, on the books of EWC, represented by certificate No. 0200 herewith, and does hereby irrevocably constitute and appoint the corporate secretary of EWC as attorney-in-fact, to transfer the stock on the books of EWC with full power of substitution.

Dated: February 4, 2009

Basin Water Resources, Inc., a Delaware corporation

By:	/s/ Michael M. Stark
Its:	President

In the presence of:

/s/ Kathleen Vierck
Kathleen Vierck
[Print name]

EXHIBIT “B”

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby grants, assigns, and transfers unto Basin Water, Inc., a Delaware corporation, five hundred thousand (500,000) Shares of the Common Stock of BionBasin, Inc., a Delaware corporation (“BION”), standing in the name of Opus Trust, Inc., a Nevis corporation, on the books of BION, represented by certificate No. 2 herewith, and does hereby irrevocably constitute and appoint the corporate secretary of BION as attorney-in-fact, to transfer the stock on the books of BION with full power of substitution.

Dated: February 4, 2009

Opus Trust, Inc., a Nevis corporation

By:	/s/ Daniel MacMullin
Daniel MacMullin, Director

In the presence of:

/s/ Carol Ann English
Carol Ann English
[Print name]

EXHIBIT “C”

TITLE TRANSFER

THIS TITLE TRANSFER (this “Title Transfer”) is made and delivered this 5th day of February, 2009, by Opus Trust, Inc., a Nevis corporation (“Opus Trust”) for the benefit of Basin Water, Inc., a Delaware corporation (“Basin”).

1. Opus Trust does hereby bargain, sell, grant, assign, transfer, convey and deliver unto Basin, and its successors and assigns, for their use forever, all of Opus Trust’s right, title and interest in and to those certain two (2), standard 800 gallons per minute perchlorate systems, which are commonly known as Salinas Unit #15 and Salinas Unit #108.

2. This Title Transfer shall inure to the benefit of and be binding upon the parties thereto and their respective successors and assigns.

3. This Title Transfer shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in the application of any other laws.

IN WITNESS WHEREOF, Opus Trust has caused this Title Transfer to be executed and delivered as of the day and year first above written.

Opus Trust, Inc., a Nevis corporation

By:	/s/ Daniel MacMullin
Daniel MacMullin, Director